SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2013

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On November 19, 2013, the Company filed a Certificate of Elimination with the Secretary of State of the State of Delaware effecting the elimination of the Certificate of Designations of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”).

On December 19, 2012, the Company completed its repurchase of the 18,400 shares of Series A Preferred Stock issued to the U.S. Treasury under the TARP Capital Purchase Program. No shares of the Series A Preferred Stock remain outstanding after the repurchase.

Following the filing of the Certificate of Elimination, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference herein, all previously-authorized shares of the Series A Preferred Stock resumed the status of undesignated shares of the Company’s preferred stock, par value $.01 per share.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of Elimination of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A of HopFed Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: November 19, 2013	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer